Exhibit 99.1

PEOPLES COMMUNITY BANCORP, INC. ANNOUNCES ENTRY INTO PURCHASE AND ASSUMPTION AGREEMENT WITH THE COMMUNITY BANK STRATEGIC EQUITY FUND, LLC AND CENTERBANK WITH RESPECT TO ITS WHOLLY-OWNED BANK SUBSIDIARY, PEOPLES COMMUNITY BANK

(CINCINNATI, OHIO) – September 12, 2008: Peoples Community Bancorp, Inc. (the “Company”) (NASDAQ Global Market: PCBI) a Maryland corporation doing business primarily through its wholly-owned banking subsidiary, Peoples Community Bank (the “Bank”), announced today that the Company and the Bank had entered into a Purchase and Assumption Agreement (the “Agreement”) with CenterBank (the “Buyer”) and The Community Bank Strategic Equity Fund, LLC (“CBSEF”). The Agreement provides for the purchase of certain of the Bank’s assets, which includes all of the Bank’s branch offices, certain commercial, residential and consumer loans and other assets, as well as the assumption of all the Bank’s deposits and certain other liabilities by the Buyer.  Subject to certain conditions and approvals, the Agreement also provides for the assumption of all of the liabilities with respect to the Company’s trust preferred obligations by a savings and loan holding company to be organized by the Buyer, CBSEF and other investors (“Buyer Parent”), who will become a party to the Agreement when Buyer Parent is formed.

The Agreement provides that the Buyer will pay a 5.5% premium on substantially all of the deposits of the Bank.  The Bank’s other assets to be sold in the transaction, at net book value, include real and personal property, cash, investment securities, certain commercial, residential and consumer loans, and certain other assets. Following completion of the proposed transaction, the Company will retain certain assets, including certain loan and real estate assets as well as certain liabilities.  At the closing of the transaction, the Company is required to and will repay its existing line of credit and subsequent to closing, the Company will resolve the remaining assets in a manner intended to maximize shareholder value.

The purchase price of the assets and the deposits being sold by the Bank, which will be calculated as of the close of business on the closing date, will be offset against the amount owed by the Bank to the Buyer for assuming the Bank’s liabilities pursuant to the Agreement.  In the event the Bank does not have sufficient funds available at the time of the closing, the Company and the Bank have contingency plans, which may include selling certain loans that will not be purchased by the Buyer or obtaining a third-party loan, to be secured by the unsold loans, for the difference.

Completion of the proposed transaction is subject to the approval of the Office of Thrift Supervision, the Ohio Department of Financial Institutions and the Federal Deposit Insurance Corporation (the “Regulatory Authorities.”) In order to complete the transaction and as part of the required regulatory approvals, the Regulatory Authorities will need to authorize and approve the reorganization of the Buyer following the completion of the various steps described below. Prior to the purchase of the assets and assumption of the liabilities of the Bank by the Buyer, the Buyer, CBSEF and other investors will organize Buyer Parent and the Buyer will convert from an Ohio-chartered bank to a federal savings association.  The current stockholders of the Buyer will exchange their stock in the Buyer for stock in Buyer Parent, pursuant to a stock exchange agreement to be entered into, and Buyer Parent will acquire all of the equity interests of the Buyer thereby becoming its sole stockholder.

The transaction as structured also requires the approval of the Company’s shareholders as discussed below and the satisfaction of closing conditions. The conditions required to complete the transaction include, that within 30 days of the date of the Agreement, unless this period is extended for an additional 15 days pursuant to the Agreement, the Buyer and CBSEF must deliver to the Bank and the Bank must deliver to the Buyer reasonably satisfactory evidence that they will be able to perform their respective obligations under the Agreement.  For the Buyer and CBSEF this includes possessing the requisite capital and committed financial capability to consummate the reorganization of the Buyer, as described below, and to purchase the Bank’s assets and assume the Bank’s liabilities.  For the Bank this means the ability to pay the cash amount due to the Buyer and Buyer Parent at closing for the difference between the Bank’s liabilities and the estimated purchase price, as set forth above.

In addition, there may not be a material adverse change in the business or condition, financial or otherwise, of the Bank. A material adverse change of the Bank, may include, without limitation, a decline in the Bank’s deposits (excluding brokered deposits, deposits of government units and other public entities, secured investor custodial accounts, and certificates of deposit that are subject to a repurchase agreement or otherwise secured by collateral) by more than 10% from the aggregate amount of deposits as of the date of the Agreement.

The transaction contemplated by the Agreement is expected to close during the fourth quarter of 2008, subject to the receipt of all necessary regulatory approvals, the approval of the Company’s stockholders and the satisfaction of certain other closing conditions as set forth in the Agreement.

Upon consummation of the transaction and the assumption of the Bank’s deposits by the Buyer, the Bank will no longer be accepting deposits and will cease normal banking operations.  Until the closing, the Bank will continue its operations in the normal course and all of its deposits will continue to be insured to the fullest extent provided by law. The Bank continues to exceed all applicable regulatory capital requirements and continues to be well capitalized under the regulatory framework for prompt corrective action.

The Company and the Bank were represented on the proposed transaction by the investment banking firm of Keefe, Bruyette & Woods, Inc. and by the law firm of Patton Boggs LLP.

About Peoples

Peoples Community Bancorp, Inc., headquartered in West Chester, Ohio, is the holding company for Peoples Community Bank, a federally chartered savings bank with 19 full service offices in Butler, Warren and Hamilton counties in southwestern Ohio and Dearborn and Ohio counties in southeastern Indiana. The Bank is an independent community bank, which offers a wide variety of financial services and products to customers throughout the Greater Cincinnati metropolitan area and adjoining markets. The Bank continues to exceed all applicable regulatory capital requirements and continues to be well capitalized under the regulatory framework for prompt corrective action.

Regulatory Filings

The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.pcbionline.com and on the EDGAR section of the SEC’s website at www.sec.gov.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.

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This press release may be deemed to be solicitation material with respect to the proposed transaction involving the purchase of substantially all of the assets and the assumption of all of the deposits and certain other liabilities of Peoples Community Bancorp, Inc.’s wholly owned subsidiary, Peoples Community Bank.  Peoples Community Bancorp plans to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents regarding the proposed transaction.  The definitive proxy statement will be mailed to stockholders of Peoples Community Bancorp.  STOCKHOLDERS OF PEOPLES COMMUNITY BANCORP ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Stockholders of Peoples Community Bancorp will be able to obtain the proxy statement and any other relevant documents filed with the SEC, when they become available, free of charge at the SEC’s website at www.sec.gov.  In addition, stockholders may obtain free copies of these documents by written request directed to Mr. Thomas J. Noe, Treasurer, Peoples Community Bancorp, Inc., P.O. Box 1130, West Chester, Ohio 45071 or by visiting the Peoples Community Bancorp website at www.pcbionline.com.

Peoples Community Bancorp is not currently engaged in a solicitation of proxies in connection with the proposed transaction.  If a proxy solicitation does commence, Peoples Community Bancorp and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction.  Information about Peoples Community Bancorp’s directors and executive officers is set forth in the Peoples Community Bancorp proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 18, 2008.  Additional information regarding the persons who may, under the rules of the SEC, be considered participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement that Peoples Community Bancorp plans to file with the SEC in connection with the proposed transaction.

Contact:

Peoples Community Bancorp, Inc.

Thomas J. Noe, 513-870-3530

Treasurer

TNOE@PCBIONLINE.COM